UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 5, 2015

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On August 17, 2015, Axion Power International, Inc. (the “Company”) reported that it had extended the exclusivity period under its Binding Letter of Intent with LCB International, Inc., dated as of June 13, 2015, until September 13, 2015. The exclusivity period expired with no further extension although the Company has continued to negotiate in good faith with regard to reaching a comprehensive set of agreements as contemplated under the Binding Letter of Intent. Unfortunately, despite the Company’s continued efforts, LCB has indicated an unwillingness to move forward with any deal structure that contemplates anything further than a technology license without timely investment in the Company whether in the form of preferred stock or convertible notes, as were both contemplated. As the Company would be dependent upon those financings to complete its obligations under the technology license (as clearly referenced in the Binding Letter of Intent), the ability to complete a transaction with LCB is no longer feasible or possible under any terms which would create shareholder value or be in the shareholders’ best interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 6, 2015

Axion Power International, Inc.

By:	/s/ Donald Farley
Donald Farley
Chairman